Exhibit 31.1

CERTIFICATION PURSUANT TO RULES 13a-14(a) AND 15d-14(a),

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

Each, Troy Hartless and Francis J. Feeney, certify that:

1.
I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Marchex, Inc. for the fiscal year ended December 31, 2025; and
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 17, 2026

/S/ TROY HARTLESS
Troy Hartless President & CRO (Co-PEO)

/S/ FRANCIS J. FEENEY
Francis J. Feeney
COO, CLO, & Corporate Secretary
(Co-PEO)